Exhibit 23.5



                       CONSENT OF CAHILL GORDON & REINDEL



Consent is hereby given to the use of our name under the caption "Legal Matters" in the prospectus included in this registration statement and to the filing, as an exhibit to the registration statement, of this letter. In giving such consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the United States Securities Act of 1933.



/s/ CAHILL GORDON & REINDEL
New York, New York
January 23, 2001